UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2009

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33805	26-0354783
(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

212-790-0041

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Estimated Unaudited October Returns

The following information is being provided to investors in the private investment funds that Och-Ziff Capital Management Group LLC (the “Company”) manages with respect to the estimated performance of the Company’s most significant master funds for the month ended October 31, 2009. The following information is not necessarily indicative of the Company’s anticipated financial results.

Fund	October 2009 Performance Estimate (1)(2)	Year-to-Date Performance Estimate (2)(3)
OZ Master Fund, Ltd.	+0.68%	+21.31%
OZ Europe Master Fund, Ltd.	+0.13%	+15.62%
OZ Asia Master Fund, Ltd.	+1.29%	+27.99%
OZ Global Special Investments Master Fund, L.P.	+0.07%	+7.16%

(1)	Monthly performance data are based on management’s estimates as of the date hereof for performance of the referenced funds from October 1, 2009 to October 31, 2009. Such data may change upon completion of the Company’s month-end valuation procedures. Any changes could be material.
(2)	Reflects a composite of the monthly and year-to-date return for the feeder funds comprising each master fund and is presented on a total return basis, net of all fees and expenses of the relevant fund (except incentive income earned on certain unrealized private investments that could reduce returns on these investments at the time of realization) and includes the reinvestment of all dividends and income. Includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the funds. Investors that do not participate in such investments or that pay different fees may experience materially different returns.
(3)	Year-to-date performance data are based on management’s estimates as of the date hereof for performance of the referenced funds from January 1, 2009 to October 31, 2009. Such data may change upon completion of the Company’s month-end valuation procedures and any changes could be material. Furthermore, the year-to-date estimates may differ materially from actual year-end results due to risks and uncertainties related to general economic and market conditions and more particular factors relating to the investments in the Company’s funds.

Estimated Unaudited Assets Under Management

In addition, the Company is disclosing to investors in the private investment funds that it manages that, as of November 1, 2009, the estimated unaudited amount of assets under management (“AUM”) was approximately $22.6 billion, which reflects a net increase in AUM of approximately $500 million. The change in AUM is inclusive of performance for the month ended October 31, 2009 and capital flows as of November 1, 2009.

The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, pursuant to Item 7.01 of Form 8-K and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Forward-Looking Statements

The information contained in this Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current views of Och-Ziff Capital Management Group LLC with respect to, among other things, the Company’s future financial or business performance, events, strategies or expectations, including but not limited to its ability to generate returns and preserve capital and its ability to expand its investment platforms. Such forward-looking statements are generally identified by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “ would,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “opportunity,” “pipeline,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this Current Report on Form 8-K are based upon historical performance of the Company and its subsidiaries and on current plans, estimates and expectations of the Company and its subsidiaries. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to global economic, market and business conditions; the success of government initiatives worldwide to address economic, market and business conditions; the conditions impacting the hedge fund industry; the Company’s ability to successfully compete for fund investors, professional investment talent and investment opportunities; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest, and tax and other regulatory factors relevant to the Company’s structure and status as a public company, as well as assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 12, 2009. Any forward-looking statements contained in this Current Report on Form 8-K are made only as of the date hereof. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This Current Report on Form 8-K and the information contained herein does not constitute an offer of any Och-Ziff fund.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Registrant)

By:	/s/ Joel M. Frank
Joel M. Frank
Chief Financial Officer

November 3, 2009